Exhibit 99.1
Unica Announces Financial Results for Second Quarter Fiscal 2007
WALTHAM, Mass. — May 3, 2007 — Unica® Corporation (Nasdaq: UNCA), a leading global provider of Enterprise Marketing Management (EMM) solutions, today announced financial results for its fiscal second quarter, ended March 31, 2007.
For the second quarter of fiscal 2007, Unica reported total revenue of $26.0 million, an increase of 38% compared with the second quarter of fiscal 2006. Perpetual license revenue grew 36% to $10.0 million, subscription revenue grew 43% to $2.2 million and maintenance and services revenue grew 39% to $13.8 million, each compared to the prior-year quarter. For the second quarter of fiscal 2007, maintenance revenue on perpetual licenses grew 30% to $9.8 million and services revenue grew 68% to $4.0 million, each compared to the prior-year quarter. Total recurring revenue, which is comprised of maintenance and subscription revenue, grew by 32% on a year-over-year basis and represents 46% of the company’s total revenue in the second quarter of fiscal 2007.
Yuchun Lee, chief executive officer of Unica, stated, “We are pleased with the company’s performance in the second quarter, which was highlighted by revenue growth and profitability that exceeded expectations. The strength of our business was very well balanced during the second quarter: each major geography delivered strong growth; there was good deal flow across a number of verticals, new and existing customers and deal sizes; and, finally, our suite of EMM applications were particularly strong, on both a stand alone and integrated basis.”
Lee added, “Customers are looking to integrate more than just their off-line marketing channels as they are now increasing their focus and investments on the integration between off-line and on-line marketing. Our leadership position in EMM, investments in internet marketing and focus on cross-channel marketing positions Unica as the ideal vendor to capture this major market opportunity.”
For the second quarter of fiscal 2007, Unica reported income from operations, in accordance with generally accepted accounting principles (GAAP), of $469,000, including $1.2 million of non-cash share-based compensation expense and $668,000 of amortization of acquired intangibles. GAAP net income for the second quarter of fiscal 2007 was $913,000, compared to net loss of $1.7 million in the same period last year. GAAP net income per diluted share for the second quarter of fiscal 2007 was $0.04, compared to GAAP net loss per share of $0.09 in the same period last year.
For the second quarter of fiscal 2007, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangibles, was $2.3 million, representing a non-GAAP operating margin of 9%. Based on a 23% non-GAAP effective tax rate, non-GAAP net income was $2.2 million in the second quarter of fiscal 2007. Non-GAAP net income per diluted share was $0.10 in the second quarter of fiscal 2007, an increase of 43% compared to $0.07 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
As of March 31, 2007, Unica had cash, cash equivalents, and short-term investments of $44.9 million, an increase from $36.8 million at December 31, 2006. The increase in cash was due to strong cash flow from operations of $8.4 million during the second quarter, which was driven primarily by a reduction in accounts receivable compared to the end of the prior quarter and operating profitability during the second quarter. At March 31, 2007, deferred revenue was $37.2 million, an increase of 27% on a year-over-year basis.
Ralph Goldwasser, chief financial officer of Unica, said, “We were very pleased with the company’s financial performance, especially the improvement in working capital management during the quarter. This resulted in over $8.4 million in cash flow from operations. We believe that strong business momentum positions Unica well to continue delivering solid cash flow moving forward.”
Additional Second-Quarter and Recent Business Highlights:
•	Continued to achieve success and growth with industry leaders across a broad range of vertical markets, including financial services, insurance, telecom, retail, media, utilities, technology and pharmaceutical. New customers added during the second quarter included Dow Jones, Reliant Energy, National City Bank, Shire Pharma Group NA, O2 GmbH, and Bank of Ireland among others. In addition, the company expanded the scope of its relationship with numerous existing customers, including The Hartford, Fifth Third Bank, Comcast and Vodafone NZ among others.

•	Affinium® NetInsight™, received the 2006 Product of the Year Award from Technology Marketing Corporation’s Customer Inter@ction Solutions® magazine (www.cismag.com). Affinium NetInsight is a robust, enterprise-level web analytics solution that provides marketing professionals with comprehensive insight into their customers’ buying patterns and online marketing effectiveness to improve decision-making and deliver more effective customer interactions.

•	JupiterResearch’s February 6, 2007 report, “Web Analytics Constellation: Assessing Web Analytics Applications,” places Unica in the “high” position on the spectrum of market suitability among web analytics vendors. JupiterResearch evaluated vendors based on criteria of breadth, market suitability and business value. Its report commends Unica for incorporating an open and flexible web analytics solution into its Affinium suite to “create a complete enterprise marketing management solution.”

•	Expanded and deepened management team and board of directors:
•	Announced that Carla Hendra, president, OgilvyOne North America/Co-CEO Ogilvy North America (NA), was elected to Unica’s board of directors at its 2007 annual shareholders’ meeting.

•	Announced the appointment of Kevin R. Thimble as vice president and corporate controller.

•	Within the company’s Internet Marketing Solutions Group, the company made several senior management appointments, including Rand Schulman as general manager and Steve O’Brien as head of sales and marketing.

•	Announced further expansion in Europe with the opening of its Dutch office and the appointment of Marcel Holsheimer as vice president of marketing for Europe, Middle East and Africa (EMEA).
Financial Outlook
Outlook for the quarter ending June 30, 2007 and fiscal year ending September 30, 2007 are as follows:
Third Quarter of Fiscal Year 2007:
•	Revenue: Targeting between $26.7 million and $27.2 million with a certain amount of variability.

•	Non-GAAP Operating Income: Expected to be between $2.6 million and $2.9 million, with a certain amount of variability.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.09 to $0.11 based on an estimated weighted average of 21.8 million shares outstanding and an estimated non-GAAP effective tax rate of 32%.
Fiscal Year 2007:
•	Revenue: Targeting between $105 million and $106 million.

•	Non-GAAP Operating Income: Expected to be between $9.5 million to $10.5 million, with a certain amount of variability. Included in non-GAAP operating income is the $1.2 million remaining restructuring charge reported in the first quarter of fiscal 2007.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.37 to $0.39 based on an estimated weighted average of 21.6 million shares outstanding and an estimated non-GAAP effective tax rate of 31%.

•	Included in non-GAAP EPS is a $0.05 net per share impact associated with the restructuring of certain of the company’s operations in France, which was incurred in the first quarter of fiscal 2007.
The preceding forward-looking information with respect to non-GAAP operating income and earnings per share excludes share-based compensation expense in an estimated amount of approximately $1.5 million and $5.3 million for the third quarter and full year fiscal 2007, respectively, and amortization of acquired intangibles in an estimated amount of approximately $0.7 million and $2.7 million for the third quarter and full year fiscal 2007, respectively.
Conference Call Details
Unica will discuss its quarterly results and related matters via a teleconference today, May 3, 2007, at 5:00 p.m. EDT. To access this call, dial 800-819-9193 (domestic) or 913-981-4911 (international). Additionally, a live web cast of the conference call will be available through Unica’s web site at http://investor.unica.com
A replay of this conference call will be available from 8:00 p.m. EDT on Thursday, May 3, 2007 through 11:59 p.m. EDT on Thursday, May 17, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 1473759. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical and estimated future non-GAAP operating income, net income, effective tax rate and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of whom present similar non-GAAP financial measures to investors. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:
•	Expense associated with the write-off of in-process research and development and amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to stock options, the company’s employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the Company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors’ results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Unica
Unica® Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process for brand, relationship and internet marketing — from planning and budgeting to project management, execution and measurement. More than 500 companies worldwide have adopted Affinium as their EMM solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to Editors: Copyright 2007 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the timing of Unica’s customers’ purchasing decisions or other factors; the long sales cycle for Unica’s software; a failure by Unica to develop new software products and enhance existing products; failure to retain key staff; a failure by Unica to maintain historical maintenance renewal rates; difficulties that the company may encounter in its integration of acquired companies; customer and industry analyst response to Unica’s strategic direction may change; perceived market opportunities may change or not exist; the internet marketing sector may not grow as quickly as Unica expects; the company’s strategy of differentiating itself through expanding its presence in the internet marketing sector may not result in extending its leadership position in the EMM market; the company may not continue to deliver year-over-year growth in revenue and profitability; the company may not continue to generate cash from operations; the company’s financial projections may be incorrect; costs and expenses, particularly those related to Sarbanes-Oxley compliance may continue to increase; and failure to properly protect Unica’s proprietary rights and intellectual property may damage the company. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Contacts:

MEDIA:	INVESTORS:
Laura Hindermann	Kori Doherty
Greenough Communications	ICR
617-275-6519	617-956-6730
lhindermann@greenoughcom.com	kdoherty@icrinc.com
Source: Unica Corporation

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	September 30,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,405	$30,501
Short-term investments	27,200	9,537
Accounts receivable, net	26,227	26,252
Prepaid expenses and other current assets	5,393	3,614

Total current assets	76,225	69,904

Property and equipment, net	2,853	2,226
Goodwill and other intangible assets, net	26,158	27,388
Other assets	4,781	5,129

Total assets	$110,017	$104,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,939	$2,620
Accrued expenses	12,484	13,534
Short-term deferred revenue	33,564	29,580

Total current liabilities	47,987	45,734

Long-term deferred revenue	3,648	4,306

Total liabilities	51,635	50,040

Stockholders’ equity	58,382	54,607

Total liabilities and stockholders’ equity	$110,017	$104,647

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue:
License	$10,014	$7,365	$19,195	$14,793
Maintenance and services	13,821	9,937	26,120	18,565
Subscription	2,199	1,539	4,408	3,078

Total revenue	26,034	18,841	49,723	36,436
Cost of revenue (1)	5,897	3,680	10,506	6,797

Gross profit	20,137	15,161	39,217	29,639
Operating expenses(1):
Sales and marketing	9,940	7,543	19,185	14,505
Research and development	5,345	4,022	10,421	7,384
General and administrative	3,990	2,674	7,877	4,951
In-process research and development	—	4,037	—	4,037
Restructuring charges	—	—	1,244	—
Amortization of acquired intangible assets	393	165	786	273

Total operating expenses	19,668	18,441	39,513	31,150

Income (loss) from operations	469	(3,280)	(296)	(1,511)
Other income, net	529	534	1,067	955

Income (loss) before income taxes	998	(2,746)	771	(556)
Provision for (benefit from) income taxes	85	(1,003)	(2)	(247)

Net income (loss)	$913	$(1,743)	$773	$(309)

Net income (loss) per common share:
Basic	$0.05	$(0.09)	$0.04	$(0.02)

Diluted	$0.04	$(0.09)	$0.04	$(0.02)

Shares used in computing net income (loss) per common share:
Basic	19,809,000	19,116,000	19,724,000	19,011,000

Diluted	20,638,000	19,116,000	20,621,000	19,011,000

(1) Amounts include share-based compensation expense as follows:
Cost of revenue	$109	$52	$198	$71
Sales and marketing expense	379	140	654	209
Research and development expense	259	99	467	240
General and administrative expense	454	286	941	472

Total share-based compensation expense	$1,201	$577	$2,260	$992

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended March 31,
	2007	2006
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$773	$(309)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	679	475
Amortization of acquired intangible assets	1,338	394
In-process research and development charge	—	4,037
Share-based compensation	2,260	992
Excess tax benefits from share-based compensation	(549)	—
Deferred tax benefits	(172)	(1,513)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed	576	3,457

Net cash provided by operating activities	4,905	7,533
Cash flows from investing activities:
Purchase of property and equipment, net of acquisitions	(1,276)	(661)
Net cash paid for acquisitions	—	(28,286)
Sales and maturities of short-term investments	13,404	15,146
Purchases of short-term investments	(31,069)	(8,014)
Increase in restricted cash	—	(96)

Net cash used in investing activities	(18,941)	(21,911)
Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock plan purchases	767	719
Excess tax benefits from share-based compensation	549	—
Payment of withholding taxes on restricted stock units	(465)	—

Net cash provided by financing activities	851	719
Effect of exchange rate changes on cash and cash equivalents	89	7

Net decrease in cash and cash equivalents	(13,096)	(13,652)
Cash and cash equivalents at beginning of period	30,501	43,754

Cash and cash equivalents at end of period	$17,405	$30,102

UNICA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$469	$(3,280)	$(296)	$(1,511)
Add: Share-based compensation	1,201	577	2,260	992
Amortization of intangible assets	668	4,323	1,338	4,431

Non-GAAP income from operations	$2,338	$1,620	$3,302	$3,912

GAAP net income (loss)	$913	$(1,743)	$773	$(309)
Add: Share-based compensation, net of tax (1)	844	433	1,564	700
Amortization of intangible assets, net of tax (1)	439	2,776	844	2,852

Non-GAAP net income	$2,196	$1,466	$3,181	$3,243

Diluted non-GAAP net income per share	$0.10	$0.07	$0.15	$0.16

Shares used in diluted per share calculation:	21,153	20,508	21,243	20,265

(1)	The Non-GAAP tax provision excludes the impact of the amortization of intangibles arising from business combinations and stock-based compensation expense; net of permanent differences and income taxes.

UNICA CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Current Presentation		Previous Presentation
	Three Months Ended March 31,		Three Months Ended March 31,
	2007	2006	2006
Revenue:
License	$10,014	$7,365	$8,454
Maintenance and services	13,821	9,937	10,387
Subscription	2,199	1,539	—

Total revenue	$26,034	$18,841	$18,841

	Current Presentation		Previous Presentation
	Six Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2006
Revenue:
License	$19,195	$14,793	$16,998
Maintenance and services	26,120	18,565	19,438
Subscription	4,408	3,078	—

Total revenue	$49,723	$36,436	$36,436